Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 25, 2015, in the Registration Statement (Form S-4) and related Prospectus of DPL Inc. for the registration of $200,000,000 of 6.75% Senior Notes.

/s/ Ernst & Young LLP

Indianapolis, Indiana

May 29, 2015